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                                                                  Exhibit 4.3(b)

                                SECOND AMENDMENT
                               TO CREDIT AGREEMENT



         SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of July 30, 1998 (this "Amendment"), among UNIVERSAL HOSPITAL SERVICES, INC., a Minnesota corporation (the "Borrower"), the financial institutions party to the Credit Agreement described below (the "Banks") and BANKERS TRUST COMPANY, as Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H :

         WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Credit Agreement, dated as of February 25, 1998 (as amended, modified and supplemented through, but not including, the date hereof, the "Credit Agreement");

         WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided; and

         NOW THEREFORE, it is agreed:

         1. Section 7.01(k) of the Credit Agreement is hereby amended by (i) deleting the text "commercially reasonable judgment" appearing therein and inserting the text "sole and absolute discretion" in lieu thereof and (ii) inserting the text "and/or on a physical inspection basis (such basis to be determined by the Administrative Agent in its sole and absolute discretion)" immediately after the text "an update (an "Appraisal Update") on a desk top basis" appearing therein.

         2. Section 8.02 of the Credit Agreement is hereby amended by (a) deleting the text "and" appearing at the end of clause (j) thereof, (b) deleting the period appearing at the end of clause (k) thereof and inserting the text "; and" in lieu thereof and (c) inserting the following new clause (l) immediately after clause (k) thereof:

         "(l) the Borrower may consummate the HCI Acquisition."

         3. Section 10 of the Credit Agreement is hereby amended by:

                   (i) deleting the text "50%" appearing in the definition of "Borrowing Base" and inserting the text "60%" in lieu thereof;

                  (ii) deleting the text "180 days" appearing in the definition of "Eligible Receivables" and inserting the text "90 days" in lieu thereof; and



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                  (iii) inserting the following new definitions in the
         appropriate alphabetical order: " 'HCI' shall mean HCI Acquisition Corp., a Missouri corporation."

                           " 'HCI Acquisition' shall mean the acquisition by the
                  Borrower of all of the issued and outstanding shares of capital stock of HCI pursuant to and in accordance with the HCI Acquisition Documents."

                           " 'HCI Acquisition Agreement' shall mean the Stock
                  Purchase and Sale Agreement, dated as of July 30, 1998, by and among the Borrower and the selling shareholders of HCI party thereto."

                           " 'HCI Acquisition Documents' shall mean the HCI
                  Acquisition Agreement and all other documents required to be entered into or delivered pursuant to the terms and conditions of the HCI Acquisition Agreement."

         4. Schedule I to the Credit Agreement is hereby amended by deleting said Schedule in its entirety and inserting Schedule I to this Amendment in lieu thereof as new Schedule I to the Credit Agreement. The parties to this Amendment agree that (i) promptly after the Second Amendment Effective Date the Borrower shall deliver to each Bank a Revolving Note in the form of Exhibit B-1 to the Credit Agreement which Revolving Notes shall reflect the changes to Schedule I which are made pursuant to this paragraph 4 and (ii) each Bank receiving a new Revolving Note pursuant to clause (i) above shall promptly thereafter deliver to the Borrower any Revolving Notes previously issued to such Bank.

         5. This Amendment is limited precisely as written and shall not be deemed to be a consent to or modification of any other term or condition of the Credit Agreement, the other Credit Documents or any of the instruments or agreements referred to therein.

         6. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists on the Second Amendment Effective Date (as defined below) both before and after giving effect to this Amendment and (y) all of the representations and warranties contained in the Credit Documents shall be true and correct in all material respects on the Second Amendment Effective Date both before and after giving effect to this Amendment with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

         7. This Amendment shall become effective (simultaneously with the satisfaction of the last of the conditions described below) on the first date that (such effective date being herein referred to as the "Second Amendment Effective Date"):


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                  (i) the Borrower and the Required Banks (which shall in any event include any Bank whose Revolving Commitment is increased pursuant to paragraph 4 of this Amendment) shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at its Notice Office;

                  (ii) true and correct copies of the HCI Acquisition Documents shall have been delivered to the Administrative Agent, and all terms of the HCI Acquisition Documents shall be satisfactory in form and substance to the Administrative Agent;

                  (iii) the HCI Acquisition Documents (and the transactions contemplated thereby) shall have been duly approved by the boards of directors and, if required by appli-cable law, the stockholders of the parties thereto, and all HCI Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect;

                  (iv) each of the conditions precedent to the obligation of the parties to consummate the HCI Acquisition as set forth in the HCI Acquisition Agreement shall have been satisfied to the satisfaction of the Administrative Agent and the Required Banks, or waived with the consent of the Administrative Agent and the Required Banks, and the HCI Acquisition shall have been consummated in accordance with the HCI Acquisition Documents (without giving effect to any material amendment or modification of the HCI Acquisition Agreement or waiver with respect thereto unless consented to by the Administrative Agent and the Required Banks) and all applicable laws, rules and regulations;

                  (v) the Borrower shall have delivered the following to the Administrative Agent:

                           (a) certified copies of Requests for Information or
                  Copies (Form UCC-11), or equivalent r eports, each of recent date listing all effective financing statements that name HCI and/or any of its subsidiaries and are filed in either (x) any jurisdiction in which HCI or any subsidiary of HCI maintains its chief executive office or (y) any other jurisdiction in which any assets of HCI or any subsidiary of HCI are located, together with (1) copies of any Financing Statements that name HCI or any subsidiary of HCI as debtor and (2) evidence of filing of appropriate termination statements executed by the secured lender in respect of any Financing Statements referred to in clause (1) above;

                           (b) executed Financing Statements (Form UCC-1) in
                  appropriate form for filing under the UCC of each jurisdiction referred to in clause (a) above as may be necessary to perfect the security interests purported to be created by the Security Agreement in the assets of HCI and its subsidiaries;


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                           (c) evidence of the completion of (or evidence of the
                  making of arrangements satisfactory to the Administrative
                  Agent for the completion of) all other recordings and filings of, or with respect to, HCI and its subsidiaries and/or their assets as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement in the assets of HCI and its subsidiaries (including, without limitation, filings and registrations with respect to copyrights, patents and trademarks); and

                           (d) evidence that all other actions necessary or, in
                  the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement in the assets of HCI and its subsidiaries have been taken;

                  (vi) HCI and each of its subsidiaries shall have executed and delivered to the Administrative Agent a subsidiary assumption agreement in form and substance satisfactory to the Administrative Agent;

                  (vii) the Borrower and each of its subsidiaries shall have delivered to the Collateral Agent all stock certificates and notes (duly endorsed in blank) which represent Securities (as defined in the Pledge Agreement) which are owned (after giving effect to the HCI Acquisition) by the Borrower and/or any of its subsidiaries, together with executed and undated stock powers, in the case of Stock (as defined in the Pledge Agreement);

                  (viii) the Borrower shall have delivered a certificate of an Authorized Officer, dated the Second Amendment Effective Date, stating that all of the conditions set forth in clauses (iii) and (iv) above have been satisfied as of such date; and

                  (ix) HCI and each of its subsidiaries shall have executed and delivered the subsidiary guaranty, in the form of Exhibit G to the Credit Agreement.

         8. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

         9. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


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         10. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.


                            [Signature Page Follows]




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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                      UNIVERSAL HOSPITAL SERVICES, INC.



                                      By: ______________________________
                                      Title: ____________________________


                                      BANKERS TRUST COMPANY,
                                      Individually as Administrative Agent


                                      By: ______________________________
                                      Title: ____________________________


                                      HELLER FINANCIAL, INC.


                                      By: ______________________________
                                      Title: ____________________________



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                                   COMMITMENTS



       Bank                                        Revolving Commitment
       ----                                        --------------------
Bankers Trust Company                                  $20,000,000
Heller Financial, Inc.                                 $20,000,000
                                                       -----------
Total:                                                 $40,000,000





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